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                                                                    EXHIBIT 23.3







                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of PPL Energy Supply, LLC of our report dated June 15, 2001, relating to the consolidated financial statements of PPL Energy Supply, LLC, which appears in such Registration Statement. We also consent to the use of our report dated June 15, 2001 relating to the financial statement schedule, which appears in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, PA
December 7, 2001